UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 29, 2006

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement.

On September 29, 2006, the Board of Directors of AT&T Inc. adopted the Change in Control Severance Plan to replace individual Change in Control Severance Agreements previously entered into by certain executive and other officers of the company and of its subsidiaries, including each executive officer that had an individual agreement. The new plan reduces the potential change in control payments for each executive officer, including the Chief Executive Officer, and eliminates the payment of excise taxes by the company except under limited circumstances. The individual agreements will expire December 31, 2006, and the plan will be effective January 1, 2007. The previous Change in Control Severance Agreements are described in our Proxy Statement, dated March 11, 2006.

The Change in Control Severance Plan generally follows the terms of the old agreements. The principal changes are as follows. Under the prior individual agreements, upon a qualifying termination of employment occurring within 2 years after a change in control, the Chief Executive Officer and the General Counsel received 3 times (2 times in the case of other officers) (a) base salary, (b) most recent bonus and (c) target value of the most recent performance share grant. Under the new plan, a participant may receive 2.99 times his or her base salary and target bonus; however, performance share grants (long term awards) are no longer part of the calculation. In addition, the company will no longer pay excise taxes and income taxes resulting from the payment of excise taxes that result from change in control payments unless the tax liability results from the participant’s prior deferrals of compensation.

The definition of a change in control has also become more restrictive with respect to mergers involving AT&T Inc. Under the prior agreements, a change in control was deemed to occur upon the vote of stockholders to approve a merger of AT&T Inc. with another company where the merger would result in the stockholders of the second company holding more than 35% of the combined company. This has changed in two respects. First, under the new plan the change in control does not occur until the actual consummation of the merger instead of at the vote of stockholders. Second, the change in control does not occur unless the stockholders of the second company hold more than 50% of the combined company, instead of 35%. Other events deemed to be changes in control have not been altered.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description

10	AT&T Inc. Change in Control Severance Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006	AT&T Inc.

By:	/s/ John J. Stephens

John J. Stephens

Senior Vice President and Controller